Exhibit 10.8

FORM OF

AMENDMENT

TO THE

CHANGE IN CONTROL SEVERANCE AGREEMENT

This AMENDMENT TO THE CHANGE IN CONTROL SEVERANCE AGREEMENT is entered into as of [date], by and between BALTIMORE COUNTY SAVINGS BANK, F.S.B. (the “Bank”), and [NAME] (the “Executive”).

WHEREAS, the Executive is currently employed by the Bank;

WHEREAS, the Executive and the Bank previously entered into a Change in Control Severance Agreement dated [date], (the “Severance Agreement”);

WHEREAS, the Executive and the Bank desire to amend the Severance Agreement to make certain changes to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to modify the renewal date of the agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Severance Agreement as follows:

1. Section 2 of the Severance Agreement is deleted in its entirety and replaced with the following new Section 2:

“2. Term of Agreement.

(a) The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the “Effective Date”) and ending on January 1, 2011 (the “Renewal Date”), plus (ii) any and all extensions of the initial term made pursuant to this Section 2.

(b) Commencing as of January 1, 2009, and continuing each anniversary date thereafter, the Board of Directors of the Bank (the “Board of Directors”) may extend the term of this Agreement for an additional one (1) year period (from the Renewal Date), provided that Executive shall not have given at least sixty (60) days’ written notice of her desire that the term not be extended.

(c) Notwithstanding anything in this Section to the contrary, this Agreement shall terminate if Executive or the Bank terminates Executive’s employment prior to a Change in Control.”

2. Section 3 of the Severance Agreement is deleted in its entirety and replaced with the following new Section 3:

“3. Severance Payment on Change in Control. If there is a Change in Control and if within the Covered Period as defined herein (i) an Involuntary Termination as defined herein occurs, or (ii) the Executive voluntarily terminates employment for any reason within the 30-day period beginning on the date of a Change in Control, then in that event the Executive shall:

(a) be paid an amount equal to 2.99 times the annualized cash compensation being paid to the Executive in the immediately preceding twelve (12) months period (excluding board fees and bonuses), and

(b) receive cash in an amount equal to the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the second annual anniversary date of his termination of employment, based upon the benefit levels substantially equal to those that the Bank provided for the Executive at the date of the Change in Control.

This payment shall be made to the Executive in a lump sum within ten (10) calendar days after the Executive’s termination of employment, provided, however, if, at the time of the Executive’s termination of employment, the Executive is a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986) and the payment under Section 3 is subject to Section 409A of the Internal Revenue Code of 1986, then such payment shall not be made until six months and one day following the date of the Executive terminates employment, except as may otherwise be permitted under Section 409A of the Internal Revenue Code of 1986 (provided such termination constitutes a separation from service for purposes of Section 409A of the Code).”

3. Section 4 of the Severance Agreement is deleted in its entirety and is not replaced, but is reserved. Accordingly, the remaining provisions of the Severance Agreement are not renumbered.

4. Except as expressly provided herein, the terms and conditions of the Severance Agreement shall remain in full force and effect and shall be binding on the parties hereto until the expiration of the term of the Agreement.

5. Effectiveness of this Amendment to the Severance Agreement shall be conditioned upon approval by Bank’s Board of Directors (or the appropriate committees thereof), and this Amendment to the Severance Agreement shall become effective on the later of date of such approval and execution by both parties hereto (the “Effective Date”).

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to the Severance Agreement, or have caused this Amendment to the Severance Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

BALTIMORE COUNTY SAVINGS BANK, F.S.B.

By:
Title:

EXECUTIVE

Name

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